CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Current Report on Form 8-K for AVRA Surgical Robotics, Inc. (the “Company”), of our report dated March 30, 2012, relating to the December 31, 2011 and 2010 financial statements of the Company, which is incorporated by reference in such Form 8-K.

RAICH ENDE MALTER & CO. LLP

New York, NY

February 14, 2013